Exhibit 99.2
AMEREN CORPORATION (AEE)
CONSOLIDATED STATEMENT OF INCOME
(Unaudited, in millions, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Operating Revenues:
Electric	$1,130	$1,124	$5,339	$5,307
Natural gas	289	275	952	867
Total operating revenues	1,419	1,399	6,291	6,174
Operating Expenses:
Fuel	179	143	769	737
Purchased power	128	145	581	638
Natural gas purchased for resale	122	115	374	311
Other operations and maintenance	473	443	1,772	1,705
Depreciation and amortization	242	228	955	896
Taxes other than income taxes	109	113	483	477
Total operating expenses	1,253	1,187	4,934	4,764
Operating Income	166	212	1,357	1,410
Other Income, Net	18	25	102	86
Interest Charges	99	96	401	391
Income Before Income Taxes	85	141	1,058	1,105
Income Taxes	16	200	237	576
Net Income (Loss)	69	(59)	821	529
Less: Net Income Attributable to Noncontrolling Interests	1	1	6	6
Net Income (Loss) Attributable to Ameren Common Shareholders	$68	$(60)	$815	$523

Earnings (Loss) per Common Share – Basic	$0.28	$(0.24)	$3.34	$2.16

Earnings (Loss) per Common Share – Diluted	$0.28	$(0.24)	$3.32	$2.14

Weighted-average Common Shares Outstanding – Basic	244.3	242.6	243.8	242.6
Weighted-average Common Shares Outstanding – Diluted	246.8	244.7	245.8	244.2

AMEREN CORPORATION (AEE)
CONSOLIDATED BALANCE SHEET
(Unaudited, in millions)

	December 31, 2018	December 31, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$16	$10
Accounts receivable - trade (less allowance for doubtful accounts)	463	445
Unbilled revenue	295	323
Miscellaneous accounts receivable	79	70
Inventories	483	522
Current regulatory assets	134	144
Other current assets	63	98
Total current assets	1,533	1,612
Property, Plant, and Equipment, Net	22,810	21,466
Investments and Other Assets:
Nuclear decommissioning trust fund	684	704
Goodwill	411	411
Regulatory assets	1,127	1,230
Other assets	650	522
Total investments and other assets	2,872	2,867
TOTAL ASSETS	$27,215	$25,945
LIABILITIES AND EQUITY
Current Liabilities:
Current maturities of long-term debt	$580	$841
Short-term debt	597	484
Accounts and wages payable	817	902
Taxes accrued	53	52
Interest accrued	93	99
Customer deposits	116	108
Current regulatory liabilities	149	128
Other current liabilities	282	326
Total current liabilities	2,687	2,940
Long-term Debt, Net	7,859	7,094
Deferred Credits and Other Liabilities:
Accumulated deferred income taxes, net	2,623	2,506
Accumulated deferred investment tax credits	43	49
Regulatory liabilities	4,637	4,387
Asset retirement obligations	627	638
Pension and other postretirement benefits	558	545
Other deferred credits and liabilities	408	460
Total deferred credits and other liabilities	8,896	8,585
Ameren Corporation Shareholders’ Equity:
Common stock	2	2
Other paid-in capital, principally premium on common stock	5,627	5,540
Retained earnings	2,024	1,660
Accumulated other comprehensive loss	(22)	(18)
Total Ameren Corporation shareholders’ equity	7,631	7,184
Noncontrolling Interests	142	142
Total equity	7,773	7,326
TOTAL LIABILITIES AND EQUITY	$27,215	$25,945

AMEREN CORPORATION (AEE)
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, in millions)

	Year Ended December 31,
	2018	2017
Cash Flows From Operating Activities:
Net income	$821	$529
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	938	876
Amortization of nuclear fuel	95	76
Amortization of debt issuance costs and premium/discounts	20	22
Deferred income taxes and investment tax credits, net	224	539
Allowance for equity funds used during construction	(36)	(24)
Stock-based compensation costs	20	17
Other	44	(10)
Changes in assets and liabilities	44	93
Net cash provided by operating activities	2,170	2,118
Cash Flows From Investing Activities:
Capital expenditures	(2,286)	(2,132)
Nuclear fuel expenditures	(52)	(63)
Purchases of securities – nuclear decommissioning trust fund	(315)	(321)
Sales and maturities of securities – nuclear decommissioning trust fund	299	305
Other	18	7
Net cash used in investing activities	(2,336)	(2,204)
Cash Flows From Financing Activities:
Dividends on common stock	(451)	(431)
Dividends paid to noncontrolling interest holders	(6)	(6)
Short-term debt, net	112	(74)
Maturities of long-term debt	(841)	(681)
Issuances of long-term debt	1,352	1,345
Issuances of common stock	74	—
Debt issuance costs	(14)	(11)
Repurchases of common stock for stock-based compensation	—	(24)
Employee payroll taxes related to stock-based compensation	(19)	(15)
Other	(2)	(1)
Net cash provided by financing activities	205	102
Net change in cash, cash equivalents, and restricted cash	39	16
Cash, cash equivalents, and restricted cash at beginning of year	68	52
Cash, cash equivalents, and restricted cash at end of year	$107	$68